Exhibit 21
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                              PACIFIC STATE BANCORP

                              LIST OF SUBSIDIARIES
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Pacific State Bank
Pacific State Statutory Trust I (Unconsolidated)
Pacific State Statutory Trust II (Unconsolidated)



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